Exhibits 4.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DOMESTICATION OF “DRAGONEER GROWTH OPPORTUNITIES CORP II”, FILED IN THIS OFFICE THE EIGHTH DAY OF DECEMBER, A.D. 2021, AT 10:15 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6456052 8100D SR# 20214016650	Authentication: 204905591 Date: 12-08-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “CVENT HOLDING CORP.” FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A.D. 2021, AT 10:15 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6456052 8100D SR# 20214016650	Authentication: 204905591 Date: 12-08-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:15 AM 12/08/2021 FILED 10:15 AM 12/08/2021 SR 20214016650 - File Number 6456052

CERTIFICATE OF CORPORATE DOMESTICATION OF

DRAGONEER GROWTH OPPORTUNITIES CORP. II

Pursuant to Section 388 of the General Corporation Law of the State of

Delaware (the “DGCL”)

Dragoneer Growth Opportunities Corp. II, presently a Cayman Islands exempted company limited by shares (the “Company”), DOES HEREBY CERTIFY:

1. The Company was first incorporated on September 25, 2020 under the laws of the Cayman Islands.

2. The name of the Company immediately prior to the filing of this Certificate of Corporate Domestication with the Secretary of State of the State of Delaware in accordance with Section 388 of the DGCL was Dragoneer Growth Opportunities Corp. II.

3. The name of the Company as set forth in the Certificate of Incorporation being filed with the Secretary of State of the State of Delaware in accordance with Section 388(b) of the DGCL is “Cvent Holding Corp.”

4. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Company, or any other equivalent thereto under applicable law, immediately prior to the filing of this Certificate of Corporate Domestication in accordance with the provisions of Section 388 of the DGCL was the Cayman Islands.

5. The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Company and the conduct of its business or by applicable non-Delaware law, as appropriate.

The corporate domestication of the Company shall be effective upon the filing of this Certificate of Corporate Domestication and the Certificate of Incorporation in accordance with Section 388 of the DGCL and with the Secretary of State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on December 8, 2021.

DRAGONEER GROWTH OPPORTUNITIES CORP. II, a Cayman Islands exempted company limited by shares

/s/ Pat Robertson
Name: Pat Robertson
Title: Chief Operating Officer

[Signature Page to Certificate of Domestication]